UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 31, 2014

DIBZ INTERNATIONAL INC

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-1411215	71-0874685
(Commission File Number)	(IRS Employer Identification No. )

28, Neon Moon Drive Eutaw Alabama	35462
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 205 737 4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “ Filings ”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “ Risk Factors ”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01	Entry into a Material Definitive Agreement

Convertible Promissory Note to Mark T. Wood

On January 22nd, 2014, DIBZ International Inc, (“ DIBZ ”) issued a Convertible Promissory Note dated December 22nd, 2014 (“Note”) in the principal amount of $75,000 with an interest rate of 9% per annum pursuant to the terms of the Convertible Promissory Note Agreement between DIBZ International Inc, a Nevada corporation, and Mark T. Wood (“WOOD”) (the “Wood Note”). The transaction was completed on December 22nd, 2014.  The Wood Note matures on December 22nd, 2016 (“Maturity Date”).

The Note may be prepaid only during the first thirty days following its issuance with payment of 125% of the face value plus accrued interest. Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid.

The Conversion Price shall be 55% multiplied by the Market Price (representing a discount rate of 55%). Market Price means the average of the lowest five (5) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.

DIBZ claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“ Act ”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things; the transaction did not involve a public offering. Mark T. Wood is an accredited investor, Wood had access to information about DIBZ and its investment, Wood took the securities for investment and not resale, and DIBZ took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Mark T. Wood and Asset Purchase Agreement and operations thereof are qualified in their entirety by reference to such Promissory Note, which is filed as Exhibit 10.19 hereto and are incorporated herein by reference.

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Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02	Unregistered Sales of Equity Securities

The disclosures in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 7.01	Regulation FD Disclosure

On December 22nd 2014 DIBZ INTERNATIONAL INC; (“ DIBZ ”) issued a convertible promissory note dated December 22nd, 2014 that purchased assets valued at $75,000 in the financing.

The terms of this financing agreed upon with the investor is described in the below items.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits. Assets & Operations

Exhibit Number	Description
10.19	Convertible Promissory Note Agreement between DIBZ International Inc; and Mark T Wood; dated December 22, 2014. Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 2, 2015	DIBZ INTERNATIONAL INC

	By:	/s/ Paul Taylor
Paul Taylor Chief Executive Officer

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